Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8, registration number 333-145268) pertaining to the 2007 Equity Incentive Plan, the 2007 Employee Stock Purchase Plan and the 1999 Equity Incentive Plan of DemandTec, Inc. of our report dated April 23, 2008, with respect to the consolidated financial statements and schedule of DemandTec, Inc. included in this Annual Report (Form 10-K) for the year ended February 29, 2008.
/s/ Ernst & Young LLP
San Francisco, California
April 23, 2008